SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

Motorola Mobility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34805	27-2780868
(Commission File Number)	(I.R.S. Employer Identification No.)

600 North US Highway 45, Libertyville, Illinois	60048
(Address of Principal Executive Offices)	(Zip Code)

(847) 523-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Mobility Incentive Plan

On March 7, 2011, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors (the “Board”) of Motorola Mobility Holdings, Inc. (the “Company”) approved the 2011 Mobility Incentive Plan (the “2011 MIP”) effective January 1, 2011. The following description of the 2011 MIP is qualified in its entirety by reference to Exhibit 10.1 which is incorporated herein by reference.

The 2011 MIP has been established to retain eligible employees through competitive rewards, attract premier talent, align individual efforts with business goals, and reward eligible employees for strong business performance. The 2011 MIP is based on successive calendar-year performance periods commencing January 1, 2011 and thereafter. The 2011 MIP is being implemented pursuant to the terms and conditions of the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan.

All full-time or part-time employees of the Company, including Motorola Mobility, Inc. and certain other subsidiaries and affiliates may participate in the 2011 MIP, subject to certain exceptions. All of the named executive officers of the Company participate in the 2011 MIP.

Under the 2011 MIP, a target award percentage is established for each participant at the beginning of a plan year based on a percentage of the participant’s eligible earnings (the “Target Award Percentage”). The Target Award Percentage, in addition to business and individual performance factors, will be used to determine a participant’s award, if any, under the 2011 MIP. The Committee determines the Target Award Percentage for each participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (each participant, a “Covered Person”).

Awards under the 2011 MIP will be based on the achievement of stated business performance factors and individual performance factors. The performance criteria used to determine the business performance factors will be selected by the Committee pursuant to the terms of the Company’s 2011 Incentive Compensation Plan. Awards will be calculated after the close of each plan year on which the awards are based and the Committee will approve the aggregate dollar payment amount. The Committee has delegated to the Company’s CEO the authority to adjust the business performance factors and individual performance factors (including adjusting the individual performance factor above the limit set forth in the 2011 MIP) for any participant other than himself, provided that any such adjustment is subject to Committee approval and he shall not (i) increase the amount payable to any Covered Person or (ii) change the aggregate cost of the 2011 MIP awards beyond 10% above or below the aggregate amount generated by application, to the Company’s full year performance results, of the performance measures and payout scales as approved by the Committee. All awards will be paid in cash following the close of a plan year, unless a participant makes an irrevocable election under a deferred compensation arrangement that provides for payment at a different time.

Item 9.01 Exhibits

Exhibit No.

10.1	2011 Mobility Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.

Date: March 11, 2011	By:	/s/ Scott A. Crum
	Name:	Scott A. Crum
	Title:	Chief People Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2011 Mobility Incentive Plan